UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 1, 2011 (October 28, 2011)

Bering Exploration, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-50541 (Commission File Number)	88-0507007 (I.R.S. Employer Identification No.)
710 N. Post Oak Road, Suite 410 Houston, Texas (Address of Principal Executive Offices)	77024 (Zip Code)

N/A

(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code:  (713)780-0806

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 28, 2011, Mr. Frederick Huttner, age 66, was appointed to serve as the Company’s President.  Since 1994 Mr. Huttner, 66, has served as Chairman and President of Huttner and Company, a private consulting firm which offers business consulting services on a limited basis to entrepreneurial growth companies. Mr. Huttner works with business leaders to build effective communication systems within their organizations to maximize the success of the business, either through organic growth or acquisitions.  From May 2011 until July 2011,  Mr. Huttner served as a member of the Board of Directors of Intreorg Systems, Inc. (OTCBB:IORG).  From August 2009 until October 2010, he was employed by Miresco Financial Services, a national liquidation company, where he was responsible for investing capital for some of the liquidations.  Mr. Huttner was an officer and director of Stratum Holdings, Inc. (OTCBB: STTH), a company operating in the oil field services, construction staging and oil and gas operations in the Texas and Louisiana Gulf coast, from 2003 until 2008, serving various terms as  President, Secretary-Treasurer and Chief Financial Officer, and Chief Executive Officer .  From 2000 to 2002, he was a principal of Innovation Growth Partners, LLC, a private consulting firm which had acquired Huttner and Company during this period.  He received a bachelor’s degree from New York University.

In connection with his appointment, Mr. Huttner will receive 5,000,000 shares of Bering Exploration, Inc. restricted common stock.

Item 9.01	Financial Statements and Exhibit

(d)             Exhibits

The following exhibit is to be filed as part of this 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT

99.1	Employment Agreement of Frederick Huttner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERING EXPLORATION, INC.

	By:	/s/ J. Leonard Ivins
J. Leonard Ivins, Chief Executive Officer

DATE: November 1, 2011